UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018 (September 27, 2018)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Alnylam Pharmaceuticals, Inc. (the “Company”) leases office space located on the 10th floor at 101 Main Street, Cambridge, Massachusetts under a non-cancelable real property lease agreement by and between the Company and RREEF America REIT II CORP. PPP (the “Landlord”), dated as of March 9, 2015, as amended by a First Amendment to Lease dated April 16, 2015 (as so amended, the “Lease”). Pursuant to the Lease, the Company leases a total of approximately 23,350 square feet of office space on the 10th floor. The term of the Lease was set to expire on March 31, 2019.

On September 27, 2018, the Company and the Landlord entered into a Second Amendment to Lease (the “Second Amendment”), pursuant to which the term of the Lease was extended for an additional five years, through March 31, 2024. Under the Lease, as amended by the Second Amendment, the Company has the option to extend the term of the Lease for an additional five years.

Beginning in April 2019, annual rent under the Lease, as amended by the Second Amendment, will be $2.1 million for the first twelve months, with annual increases of 2.0 percent thereafter.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: October 2, 2018

	By:	/s/ Michael P. Mason
Michael P. Mason Vice President, Finance and Treasurer